Exhibit 10.2

Credit Agreement

This agreement dated as of September 18, 2013 is between SMXE Lending, LLC a Delaware limited liability company (together with its successors and assigns, the “Lender”), whose address is 2525 East Camelback Road, Suite 850, Phoenix, AZ 85016, and SkyMall, LLC (individually, the “Borrower” and if more than one, collectively, the “Borrowers”), whose address is 1520 E. Pima Street, Phoenix, AZ 85034-4639.

1.	Credit Facilities.

1.1
Scope.  This agreement, unless otherwise agreed to in writing by the Lender and the Borrower or prohibited by any Legal Requirement (as hereafter defined), governs the Credit Facilities as defined below. Advances under any Credit Facilities shall be subject to the procedures established from time to time by the Lender.  Any procedures agreed to by the Lender with respect to obtaining advances, including automatic loan sweeps, shall not vary the terms or conditions of this agreement or the other Related Documents regarding the Credit Facilities.

2.	Definitions and Interpretations.

2.1	Definitions. As used in this agreement, the following terms have the following respective meanings:

A.
“Affiliate” means any Person which, directly or indirectly Controls or is Controlled by or under common Control with, another Person, and any director or officer thereof; however, the Lender is under no circumstances to be deemed an Affiliate of the Borrower or any of its Subsidiaries or any of the Xhibit Companies.

B.
“Authorizing Documents” means certificates of authority to transact business, certificates of good standing, borrowing resolutions, appointments, officer’s certificates, certificates of incumbency, and other documents which empower and authorize or evidence the power and authority of all Persons (other than the Lender) executing any Related Document or their representatives to execute and deliver the Related Documents and perform the Person’s obligations thereunder.

C.
“Change in Control” means either (a) the acquisition of Borrower or Xhibit by another entity by means of any transaction or series of related transactions to which Borrower or Xhibit, as the case may be, is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of Borrower or Xhibit, as the case may be, outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of Borrower or Xhibit, as the case may be, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease, license or other conveyance of all or substantially all of the assets of Borrower or Xhibit, or (c) with respect to Xhibit, a change in a majority of the board of directors in any year, unless such change is due to the filling of vacancies as a result of the death or resignation of a director.

D.	“Collateral” means all Property, now or in the future subject to any Lien in favor of the Lender, securing or intending to secure, any of the Liabilities.

E.
“Control” as used with respect to any Person, means the power to direct or cause the direction of, the management and policies of that Person, directly or indirectly, whether through the ownership of Equity Interests, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

F.
“Credit Facilities” means all extensions of credit from the Lender to the Borrower, whether now existing or hereafter arising, including but not limited to those described in Section 1, if any, and those extended contemporaneously with this agreement.

G.	“Distributions” means all dividends and other distributions made to any Equity Owners, other than salary, bonuses, and other compensation for services expended in the current accounting period.

H.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

I.	“Equity Owner” means a shareholder, partner, member, holder of a beneficial interest in a trust or other owner of any Equity Interests.

J.	“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

K.	“Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement dated September 18, 2013, among the Borrower, the Lender and the Senior Lender.

L.
“Legal Requirement” means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of any foreign governmental authority, the United States of America, any state thereof, any political subdivision of any of the foregoing or any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Lender, any Pledgor or any Obligor or any of its Subsidiaries or their respective Properties or any agreement by which any of them is bound.

M.
“Liabilities” means all indebtedness, liabilities and obligations of every kind and character of the Borrower or any other Obligor to the Lender, whether the obligations, indebtedness and liabilities are individual, joint and several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, lease, endorsement, surety agreement, guaranty, or acceptance payable to the Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.

N.	“Lien” means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind.

O.	“Notes” means all promissory notes, instruments and/or contracts now or hereafter evidencing the Credit Facilities.

P.
“Obligor” means any Borrower, Pledgor, guarantor, surety, co-signer, endorser, general partner or other Person who may now or in the future be obligated to pay any of the Liabilities, and includes the Borrower’s Subsidiaries and the Xhibit Companies.

Q.
“Organizational Documents” means, with respect to any Person, certificates of existence or formation, documents establishing or governing the Person or evidencing or certifying that the Person is duly organized and validly existing in accordance with all applicable Legal Requirements, including all amendments, restatements, supplements or modifications to such certificates and documents as of the date of the Related Document referring to the Organizational Document and any and all future modifications thereto approved by the Lender.

R.
“Permitted Investments” means (1) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (2) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000.00; and (3) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service.

S.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint stock association, association, bank, business trust, trust, unincorporated organization, any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing or any other form of entity.

T.	“Pledgor” means any Person providing Collateral.

U.	“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

V.
“Related Documents” means this agreement, the Notes, all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, and any other instrument or document executed in connection with this agreement or with any of the Liabilities.

W.	“Senior Lender” means JPMorgan Chase Bank, N.A.

X.	"Senior Loan Agreement" means that certain Credit Agreement, dated as of May 10, 2013, between the Borrower and the Senior Lender.

Y.	"Senior Loan Documents" means the Credit Agreement and the Related Documents (as defined in the Senior Loan Agreement), as amended, modified or supplemented from time to time.

Z.
“Subsidiary” means, as to any particular Person (the “parent”), a Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of the date of determination, as well as any other Person of which fifty percent (50%) or more of the Equity Interests is at the time of determination directly or indirectly owned, Controlled or held, by the parent or by any Person or Persons Controlled by the parent, either alone or together with the parent.

AA.	"Xhibit" means Xhibit Corp.

BB.	”Xhibit Companies” means Xhibit and its direct and indirect Subsidiaries but not including the Borrower.

2.2
Interpretations.  Whenever possible, each provision of the Related Documents shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements.  If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect.  In the event of any conflict or inconsistency between this agreement and the provisions of any other Related Documents, the provisions of this agreement shall control.  Use of the term “including” does not imply any limitation on (but may expand) the antecedent reference.  Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document without the Lender’s consent.  Section headings are for convenience of reference only and do not affect the interpretation of this agreement.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.  Whenever the Lender’s determination, consent, approval or satisfaction is required under this agreement or the other Related Documents or whenever the Lender may at its option take or refrain from taking any action under this agreement or the other Related Documents, the decision as to whether or not the Lender makes the determination, consents, approves, is satisfied or takes or refrains from taking any action, shall be in the sole and exclusive discretion of the Lender, and the Lender’s decision shall be final and conclusive.

3.	Conditions Precedent to Extensions of Credit.

3.1
Conditions Precedent to Initial Extension of Credit under each of the Credit Facilities.  Before the first extension of credit governed by this agreement and any initial advance under any of the Credit Facilities, the Borrower shall deliver, and shall cause to be delivered, to the Lender, in form and substance satisfactory to the Lender:

A.
Loan Documents.  The Notes, and as applicable, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, intercreditor agreements, and any other opinions, certificates and documents which the Lender may reasonably require to give effect to the transactions described in this agreement or the other Related Documents, including, without limitation, to create first priority Liens on Borrower’s real property interests and intellectual property and Liens on all of Borrower’s, its Subsidiaries and the Xhibit Companies’ other Property, second in priority only to the Senior Lender's Liens under the Senior Loan Documents on the same;

B.
Organizational and Authorizing Documents.  The Organizational Documents and Authorizing Documents of the Borrower and any other Persons (other than the Lender) executing the Related Documents in form and substance satisfactory to the Lender that at a minimum: (i) document the due organization, valid existence and good standing of the Borrower and every other Person (other than the Lender) that is a party to this agreement or any other Related Document; (ii) evidence that each Person (other than the Lender) which is a party to this agreement or any other Related Document has the power and authority to enter into the transactions described therein; and (iii) evidence that the Person signing on behalf of each Person that is a party to the Related Documents (other than the Lender) is duly authorized to do so; and

C.	Liens. The termination, assignment or subordination, as determined by the Lender, of all Liens on the Collateral in favor of any secured party (other than the Lender and the Senior Lender).

3.2	Conditions Precedent to Each Extension of Credit. Before any extension of credit governed by this agreement, the following conditions must be satisfied:

A.
Representations.  The representations of the Borrower and any other parties, other than the Lender, in this agreement and the Related Documents are true on and as of the date of the request for and funding of the extension of credit;

B.
No Event of Default.  No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred in any provision of this agreement, the Notes or any other Related Documents and is continuing or would result from the extension of credit;

C.	Additional Approvals, Opinions, and Documents. The Lender has received any other approvals, opinions and documents as it may reasonably request;

D.	Lien Searches. The Lender shall have received UCC lien searches with respect to each Obligor and such other lien searches with respect to each Obligor as the Lender may reasonably request; and

E.
No Prohibition or Onerous Conditions.  The making of the extension of credit is not prohibited by and does not subject the Lender, any Obligor, or any Subsidiary of the Borrower to any penalty or onerous condition under, any Legal Requirement.

4.	Affirmative Covenants. The Borrower agrees to do, and cause each of the Xhibit Companies and each of the Borrower's Subsidiaries to do, each of the following:

4.1
Insurance.  Maintain insurance with financially sound and reputable insurers, with such insurance and insurers to be satisfactory to the Lender, covering its Property and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and furnish to the Lender, upon request of the Lender, reports on each existing insurance policy showing such information as the Lender may reasonably request, together with appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as an additional insured and lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to above.

4.2
Existence.  Maintain its existence and business operations as presently in effect in accordance with all applicable Legal Requirements, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Lender’s request, adequate funds or security has been pledged or reserved to insure payment.

4.3	Financial Records. Maintain proper books and records of account, in accordance with GAAP.

4.4
Inspection.  Permit the Lender, its agents and designees to: (a) inspect and photograph its Property, to examine and copy files, books and records, and to discuss its business, operations, prospects, assets, affairs and financial condition with the Borrower’s or its Subsidiaries’ officers and accountants, at times and intervals as the Lender reasonably determines; (b) perform audits or other inspections of the Collateral, including the records and documents related to the Collateral; and (c) confirm with any Person any obligations and liabilities of the Person to the Borrower or its Subsidiaries.  The Borrower will, and will cause its Subsidiaries to cooperate with any inspection or audit.  The Borrower will pay the Lender the reasonable costs and expenses of any audit or inspection of the Collateral (including fees and expenses charged internally by the Lender for asset reviews) promptly after receiving the invoice.

4.5	Financial Reports.

A.	Furnish, or cause to be furnished, to the Lender the following financial reports for the Xhibit Companies, the Borrower and its Subsidiaries:

(1)           Within thirty (30) days after each non-quarter ending month, each of the following as of the end of such month: (a) consolidated balance sheet; (b) consolidated statement of operations (for the month and year-to-date) and (c) consolidated accounts payable and accounts receivable aging reports.

(2)           Within forty-five (45) days after the end of each quarter, each of the following as of the end of such quarter:  (a) consolidated balance sheet; (b) consolidated statement of operations and statement of cash flows (for the quarter and year-to-date along with comparative analysis of current year quarter to prior year quarter); (c) consolidated accounts payable and accounts receivable aging reports; and (d) consolidated statement of stockholders equity.

(3)           Within ninety (90) days after each fiscal year, each of the following as of the end of such year: (a) consolidated balance sheet; (b) consolidated statement of operations and statement of cash flows (for the year ended along with comparative analysis to prior year); (c) consolidated statement of stockholders equity; and (d) consolidated accounts payable and accounts receivable aging reports.

(4)           Within thirty (30) days after the end of each month, a rolling 13 week cash flow forecast and cash flow variance report of Borrower and the Xhibit Companies that is in a form acceptable to Lender and consistent with previously provided forecasts.

B.
The financial reports described above in Sections 4.5A(1) shall be prepared in accordance with GAAP (excluding footnotes) and consistent with past practices.  The financial report described above in Section 4.5A(2) shall be prepared in accordance with GAAP and certified as correct by Xhibit’s Chief Financial Officer, in the same manner as the certification to the corresponding Form 10-Q. The financial reports described above in Section 4.5A(3) shall be prepared in accordance with GAAP and consistent with past practices; certified as correct by Xhibit’s Chief Financial Officer in the same manner as the certification to the corresponding Form 10-K, and audited by Xhibit’s independent certified public accountant.

C.
No later than December 21 of each of the Borrower’s fiscal years commencing with fiscal year ending December 31, 2013, a consolidated business plan and a month by month projected operating budget, balance sheet and statement of cash flows of the Xhibit Companies, the Borrower and its Subsidiaries.

4.6
Notices of Claims, Litigation, Defaults, etc.  Promptly inform the Lender in writing of: (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions or changes in Legal Requirements affecting it which could materially affect its business, assets, affairs, prospects or financial condition; (2) the occurrence of any event which gives rise to the Lender’s option to terminate the Credit Facilities or the Senior Lender’s right to terminate the senior credit facility (including any defaults thereunder); (3) the institution of steps by it to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which it may have liability; (4) any reportable event or any prohibited transaction in connection with any employee benefit plan; (5) any additions to or changes in the locations of its businesses; and (6) any alleged breach by the Lender of any provision of this agreement or of any other Related Document.

4.7	Other Agreements. Comply with all material terms and conditions of all other agreements, whether now or hereafter existing, between it and any other Person.

4.8	Title to Assets and Property. Maintain good and marketable title to all of its Properties, and defend them against all claims and demands of all Persons at any time claiming any interest in them.

4.9
Additional Assurances.  Promptly make, execute and deliver any and all agreements, documents, instruments and other records that the Lender may request to evidence any of the Credit Facilities, cure any defect in the execution and delivery of any of the Related Documents, perfect any Lien, comply with any Legal Requirement applicable to the Lender or the Credit Facilities or describe more fully particular aspects of the agreements set forth or intended to be set forth in any of the Related Documents.

4.10	Employee Benefit Plans. Maintain each employee benefit plan as to which it may have any liability, in compliance with all Legal Requirements.

4.11	Banking Relationship. Establish and maintain its primary banking depository and disbursement relationship with the Senior Lender.

4.12
Control Agreements.  Within 60 days after the date of this agreement, the Borrower shall, and shall cause its Subsidiaries and the Xhibit Companies to, have control agreements on all bank accounts (including lock box and deposit accounts) for the benefit of the Senior Lender (which shall sweep the cash in such accounts in excess of the amount established in the Senior Loan Agreement and reduce the balance of the Senior Loan) and the Lender.  In addition, during this time period, the Borrower, its Subsidiaries, the Lender and the Senior Lender shall enter into an agreement satisfactory to the Lender for the Lender to perfect its security interest in the gift card inventory, exercisable when all obligations to the Senior Lender are paid in full.

4.13
Key Man Life Insurance.  Within 60 days after the date of this agreement, Xhibit shall use its best efforts to procure a policy of key man life insurance on Kevin Weiss in the amount of not less than $15,000,000 in a form satisfactory to the Lender.

4.14	Use of Proceeds. Use the proceeds of the Credit Facilities for the general working capital purposes of Borrower, its Subsidiaries and the Xhibit Companies.

4.15
Estoppel and Acknowledgement Agreement.  The Borrower shall use its best efforts to obtain, within 60 days after the date of this agreement, from the applicable landlord parties an estoppel and acknowledgement agreement in form and substance satisfactory to the Lender with respect to the Lender’s liens granted hereby on the Borrower’s real property.

5.	Negative Covenants.

5.1	Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with GAAP.

5.2	Without the written consent of the Lender, the Borrower will not and will not permit any of the Xhibit Companies or any Subsidiary of the Borrower to:

A.
Distributions.  Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests, return any contribution to an Equity Owner or, other than stock dividends and dividends paid to the Borrower, declare or pay any Distributions; provided, however, that if there is no existing default under this agreement or any other Related Document and to do so will not cause a default under any of such agreements the Borrower, the Xhibit Companies and any Subsidiary of the Borrower may pay Distributions to its Equity Owners sufficient in amount to pay their income tax obligations attributable to such entity’s taxable income if the Borrower is a sub S corporation, limited liability company or partnership.

B.	Sale of Equity Interests. Except with respect to Xhibit, issue, sell or otherwise dispose of its Equity Interests.

C.
Debt.  (1) Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than (a) unsecured trade debt incurred in the ordinary course of business, (b) indebtedness owing to the Lender and the Senior Lender under the Senior Loan Documents, (c) indebtedness reflected in its latest financial statement furnished to the Lender prior to execution of this agreement, and (d) indebtedness outstanding as of the date hereof that has been disclosed to the Lender in writing; or (2) modify the terms of any indebtedness for borrowed money permitted under clause (1) above, except to convert the indebtedness shown on its latest financial statement to equity at terms approved by the Board of Directors of Xhibit; or (3) prepay principal or interest on any indebtedness for borrowed money permitted under clause (1), other than the indebtedness owing to the Senior Lender under the Senior Loan Documents.

D.
Guaranties.  Other than with respect to guaranties made to the Senior Lender, guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

E.
Liens.  Create or permit to exist any Lien on any of its Property except: existing Liens known to and approved by the Lender; Liens to the Senior Lender existing on the date hereof, Liens in favor of the Lender; Liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker’s compensation, unemployment insurance, social security and pension liabilities.

F.
Use of Proceeds.  Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for:  (1) any personal, family or household purpose; or (2) the purpose of “purchasing or carrying any margin stock” within the meaning of Federal Reserve Board Regulation U.  At the Lender’s request, it will furnish a completed Federal Reserve Board Form U-1.

G.
Continuity of Operations.  (1) Engage in any business activities substantially different from those in which it is presently engaged; (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other Person (except that Xhibit may engage in any merger or acquisition in which (i) the shareholders of Xhibit immediately prior to the merger or acquisition hold a majority of the outstanding voting equity after the merger or acquisition; (ii) the merger or acquisition does not involve the assumption of any indebtedness other than payables in the ordinary course of business; and (iii) the merger or acquisition is a stock for stock exchange whereby the entity acquired by Xhibit shall enter into a guarantee and security agreement with Lender), change its name, dissolve, or sell any assets out of the ordinary course of business; (3) enter into any arrangement with any Person providing for the leasing by it of Property which has been sold or transferred by it to such Person; or (4) change its business organization, the jurisdiction under which its business organization is formed or organized, or its chief executive office, or any places of its businesses.

H.
Limitation on Negative Pledge Clauses.  Enter into any agreement with any Person other than the Lender or the Senior Lender which prohibits or limits its ability to create or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired.

I.
Conflicting Agreements.  Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under this agreement or any of the other Related Documents.

J.	Transfer of Ownership. Except with respect to Xhibit, permit any pledge of or grant of any Liens on any Equity Interest in it or any sale or other transfer of any Equity Interest in it.

K.
Limitation on Loans, Advances to and Investments in Others and Receivables from Others.  Purchase, hold or acquire any evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) extensions of trade credit to customers in the ordinary course of business on ordinary terms; (2) Permitted Investments; and (3) loans, advances, investments and receivables existing as of the date of this agreement that have been disclosed to and approved by the Lender in writing.

L.
Organizational Documents.  Alter, amend or modify any of the Organizational Documents of Borrower, the Xhibit Companies or any Subsidiary of Borrower except for changes which authorize the issuance of preferred stock which shall be used to repay the Senior Lender or Lender.

M.
Government Regulation.  (1) Be or become subject at any time to any Legal Requirement or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to it or from otherwise conducting business with it, or (2) fail to provide documentary and other evidence of its identity as may be requested by the Lender at any time to enable the Lender to verify its identity or to comply with any applicable Legal Requirement.

N.	Subsidiaries. Form, create or acquire any Subsidiary unless the Subsidiary enters into a security agreement and guarantee with Lender.

6.	Representations.

6.1
Representations and Warranties by the Borrower.  To induce the Lender to enter into this agreement and to extend credit or other financial accommodations under the Credit Facilities, the Borrower represents and warrants as of the date of this agreement and as of the date of each request for credit under the Credit Facilities that each of the following statements is and shall remain true and correct throughout the term of this agreement and until all Credit Facilities and all Liabilities under the Notes and other Related Documents are paid in full: (a) its principal residence or chief executive office is at the address shown above, (b) its name as it appears in this agreement is its exact name as it appears in its Organizational Documents, (c) the execution and delivery of this agreement and the other Related Documents by the Borrower and/or any other Obligor party thereto, and the performance of the obligations they impose, do not violate any Legal Requirement, conflict with any agreement by which the Borrower or any Obligor or any property of the Borrower or such Obligor is bound, or require the consent or approval of any other Person, (d) this agreement and the other Related Documents have been duly authorized, executed and delivered by all parties thereto (other than the Lender) and are valid and binding agreements of those Persons, enforceable according to their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, (e) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Lender in connection with the Liabilities are accurate and fairly reflect the financial condition of the Persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (f) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) is pending or threatened against it, and no other event has occurred which may in any one case or in the aggregate materially adversely affect it or any other Obligor's financial condition, properties, business, affairs or operations, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Lender in writing, (g) all of its and each other Obligor's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by it in good faith and for which adequate reserves have been provided, (h) neither the Borrower nor any other Obligor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, (i) neither the Borrower nor any other Obligor is an a “holding company”, or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, (j) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower or any other Obligor could assert with respect to this agreement or the Credit Facilities, (k) the Borrower and each Obligor owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of the Borrower's and such Obligor's business as currently conducted, and (l) the execution and delivery of this agreement and the other Related Documents by each Obligor to which it is a party and the performance of the obligations they impose, (i) are within such Obligor's powers (including, without limitation, all corporate or limited liability company power), (ii) have been duly authorized by all necessary action of such Obligor's governing body, and (iii) do not contravene the terms of such Obligor's Organizational Documents or other agreement or document governing its affairs.

7.	Default/Remedies.

7.1	Events of Default/Acceleration. Subject to the provisions of Section 7.3, if any of the following events occurs, the Notes shall become due immediately, without notice, at the Lender’s option:

A.
Any Obligor fails to pay when due any of the Liabilities or any other debt to any Person, or any amount payable with respect to any of the Liabilities, or under any Note, any other Related Document, or any agreement or instrument evidencing other debt to any Person.

B.
Any Obligor or any Pledgor:  (i) fails to observe or perform or otherwise violates any other term, covenant, condition or agreement of any of the Related Documents; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Lender; (iii) makes any materially incorrect or misleading representation in any financial statement or other information (excluding forecasts) delivered to the Lender; or (iv) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Related Documents), including debt to the Senior Lender, and the effect of such default will allow the creditor to declare the debt due before its stated maturity.

C.
In the event (i) there is a default under the terms of any Related Document, (ii) any Obligor terminates or revokes or purports to terminate or revoke its guaranty or any Obligor’s guaranty becomes unenforceable in whole or in part, (iii) any Obligor fails to perform promptly under its guaranty, or (iv) any Obligor fails to comply with, or perform under any agreement, now or hereafter in effect, between the Obligor and the Lender, or any Affiliate of the Lender or their respective successors and assigns.

D.	There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.

E.	Any event occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Obligor or any Subsidiary of any Obligor.

F.
Any Obligor or any of its Subsidiaries or any Pledgor:  (i) becomes insolvent or unable to pay its debts as they become due; (ii) makes an assignment for the benefit of creditors; (iii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its Property; (iv) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws; (v) conceals or removes any of its Property, with intent to hinder, delay or defraud any of its creditors; (vi) makes or permits a transfer of any of its Property, which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (vii) makes a transfer of any of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

G.	A custodian, receiver, or trustee is appointed for any Obligor or any of its Subsidiaries or any Pledgor or for a substantial part of their respective Property.

H.
Any Obligor or any of its Subsidiaries, without the Lender’s written consent: (i) liquidates or is dissolved; (ii) merges or consolidates with any other Person; (iii) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business; (iv) leases, purchases, or otherwise acquires a material part of the assets of any other Person, except in the ordinary course of its business; or (v) agrees to do any of the foregoing; provided, however, that any Subsidiary of an Obligor may merge or consolidate with any other Subsidiary of that Obligor, or with the Obligor, so long as the Obligor is the survivor.

I.
Proceedings are commenced under any bankruptcy, reorganization, liquidation, or similar laws against any Obligor or any of its Subsidiaries or any Pledgor and remain undismissed for thirty (30) days after commencement; or any Obligor or any of its Subsidiaries or any Pledgor consents to the commencement of those proceedings.

J.
Any judgment is entered against any Obligor or any of its Subsidiaries, or any attachment, seizure, sequestration, levy, or garnishment is issued against any Property of any Obligor or any of its Subsidiaries or of any Pledgor or any Collateral.

K.	Any individual Obligor or Pledgor dies, or a guardian or conservator is appointed for any individual Obligor or Pledgor or all or any portion of their respective Property, or the Collateral.

L.
Any material adverse change occurs in: (i) the reputation, Property, financial condition, business, assets, affairs, prospects, liabilities, or operations of any Obligor or any of its Subsidiaries; (ii) any Obligor’s or Pledgor’s ability to perform its obligations under the Related Documents; or (iii) the Collateral.

M.	A Change in Control occurs.

7.2
Remedies.  Subject to the provisions of Section 7.3, at any time after the occurrence of a default, the Lender may do one or more of the following: (a) cease permitting the Borrower to incur any Liabilities; (b) terminate any commitment of the Lender evidenced by any of the Notes; (c) declare any of the Notes to be immediately due and payable, without notice of acceleration, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (d) exercise all rights of setoff that the Lender may have contractually, by law, in equity or otherwise; and (e) exercise any and all other rights pursuant to any of the Related Documents, at law, in equity or otherwise; provided however, in the case of a default of the type described in Section 7.1(F) above, all Liabilities, including without limitation those Liabilities under the Notes, shall be immediately due and payable and this agreement, the Related Documents and the obligations of the Lender to make additional extensions of credit hereunder or thereunder shall be deemed terminated.

A.
Generally.  The rights of the Lender under this agreement and the other Related Documents are in addition to other rights (including without limitation, other rights of setoff) the Lender may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Lender. Each Obligor agrees to stand still with regard to the Lender’s enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Lender’s rights to realize on any Collateral.

B.
Expenses.  To the extent not prohibited by applicable Legal Requirements and whether or not the transactions contemplated by this agreement are consummated, the Borrower is liable to the Lender and agrees to pay on demand all reasonable costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Related Documents, the making, servicing and collection of the Credit Facilities and the realization on any Collateral and any other amounts owed under the Related Documents, including without limitation reasonable attorneys’ fees and court costs.  These costs and expenses include without limitation any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding involving any Obligor, Pledgor, or Property of any Obligor, Pledgor, or Collateral. The obligations of the Borrower under this section shall survive the termination of this agreement.

C.
Lender’s Right of Setoff.  The Borrower grants to the Lender a Lien in the Deposits, and the Lender is authorized to setoff and apply, all Deposits, Securities and Other Property, and Lender Debt against any and all Liabilities.  This right of setoff may be exercised at any time from time to time after the occurrence of any default, without prior notice to or demand on the Borrower and regardless of whether any Liabilities are contingent, unmatured or unliquidated. In this paragraph: (a) the term “Deposits” means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Senior Lender (including all Deposits held jointly with another, but excluding any IRA or Keogh Deposits, or any trust Deposits in which a security interest would be prohibited by any Legal Requirement); (b) the term “Securities and Other Property” means any and all securities and other personal Property of the Borrower in the custody, possession or control of the Senior Lender, JPMorgan Chase & Co. or their respective Subsidiaries and Affiliates (other than Property held by the Senior Lender in a fiduciary capacity); and (c) the term “Lender Debt” means all indebtedness at any time owing by the Lender, to or for the credit or account of the Borrower and any claim of the Borrower (whether individual, joint and several or otherwise) against the Lender now or hereafter existing.

7.3	Subordination to Senior Lender. Notwithstanding anything contained in this agreement, this agreement shall be subject to the terms, conditions and agreements set forth in the Intercreditor Agreement.

8.	Miscellaneous.

8.1
Notice.  Any notices and demands under or related to this agreement shall be in writing and delivered to the intended party at its address stated in this agreement, and if to the Lender, at its main office if no other address of the Lender is specified in this agreement, by one of the following means:  (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested.  Notice shall be deemed given:  (a) upon receipt if delivered by hand; (b) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (c) on the third Delivery Day after the notice is deposited in the mail.  “Delivery Day” means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed.  Any party may change its address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

8.2
No Waiver.  No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy.  No single or partial exercise by the Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy.  The making of an advance during the existence of any default or subsequent to the occurrence of a default or when all conditions precedent have not been met shall not constitute a waiver of the default or condition precedent.  No waiver or indulgence by the Lender of any default is effective unless it is in writing and signed by the Lender, nor shall a waiver on one occasion bar or waive that right on any future occasion.

8.3
Integration; Severability.  This agreement, the Notes, and the other Related Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings relating to their subject matter.  If any one or more of the obligations of the Borrower under this agreement, the Notes, or the other Related Documents or any provision thereof is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligations or provisions in any other jurisdiction.

8.4	Joint and Several Liability. Each party executing this agreement as the Borrower is individually, jointly and severally liable under this agreement.

8.5
Governing Law and Venue.  This agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts).  The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Lender in any state or federal court located in the State of Arizona, as the Lender in its sole discretion may elect.  By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts.  The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

8.6
Survival of Representations and Warranties.  The Borrower understands and agrees that in extending the Credit Facilities, the Lender is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Lender under this agreement or in any of the other Related Documents.  The Borrower further agrees that regardless of any investigation made by the Lender, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Lender of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Liabilities shall be paid in full.

8.7
Non-Liability of the Lender.  The relationship between the Borrower on one hand and the Lender on the other hand shall be solely that of borrower and lender.  The Lender shall have no fiduciary responsibilities to the Borrower.  The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

8.8
Indemnification of the Lender.  The Borrower agrees to indemnify, defend and hold the Lender, its parent companies, Subsidiaries, Affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of any attorneys engaged by the Indemnified Person) and amounts paid in settlement (“Claims”) to which any Indemnified Person may become subject arising out of or relating to the Credit Facilities, the Liabilities under this agreement or any other Related Documents or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person’s gross negligence or willful misconduct.  The indemnification provided for in this paragraph shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

8.9
Counterparts.  This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

8.10
Advice of Counsel.  The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any other Related Documents.

8.11
Recovery of Additional Costs.  If the imposition of or any change in any Legal Requirement, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Lender), or other obligations which would (a) increase the cost to the Lender for extending, maintaining or funding the Credit Facilities, (b) reduce the amounts payable to the Lender under the Credit Facilities, or (c) reduce the rate of return on the Lender’s capital as a consequence of the Lender’s obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Lender such additional amounts as will compensate the Lender therefor, within five (5) days after the Lender’s written demand for such payment.  The Lender’s demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

8.12
Expenses.  The Borrower agrees to pay or reimburse the Lender for all its out-of-pocket costs and expenses and reasonable attorneys’ fees incurred in connection with the negotiation, preparation and execution of this agreement, any amendment, supplement, or modification thereto, and any other Related Documents.

8.13
Reinstatement.  The Borrower agrees that to the extent any payment or transfer is received by the Lender in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or transferred by the Lender or paid or transferred over to a trustee, receiver or any other entity, whether under any proceeding or otherwise (any of those payments or transfers is hereinafter referred to as a “Preferential Payment”), then this agreement and the Notes shall continue to be effective or shall be reinstated, as the case may be, even if all those Liabilities have been paid in full and whether or not the Lender is in possession of the Notes and whether any of the Notes has been marked, paid, released or cancelled, or returned to the Borrower and, to the extent of the payment, repayment or other transfer by the Lender, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made.  The obligations of the Borrower under this section shall survive the termination of this agreement.

8.14
Assignments.  The Borrower agrees that the Lender may provide any information or knowledge the Lender may have about the Borrower or about any matter relating to the Notes or the other Related Documents to any of its Subsidiaries or Affiliates or their successors, or to any one or more purchasers or potential purchasers of the Notes or the Related Documents.  The Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Notes to one or more purchasers whether or not related to the Lender.

8.15
Waivers.  To the maximum extent not prohibited by applicable Legal Requirements, each Obligor waives (a) any right to receive notice of the following matters before the Lender enforces any of its rights:  (i) any demand, diligence, presentment, dishonor and protest, or (ii) any action that the Lender takes regarding any Person, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (b) any right to require the Lender to proceed against the Borrower, any other Obligor or any Collateral, or pursue any remedy in the Lender’s power to pursue; (c) any defense based on any claim that any Obligor’s obligations exceed or are more burdensome than those of the Borrower; (d) the benefit of any statute of limitations affecting liability of any Obligor or the enforcement hereof; (e) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (f) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof.  Each Obligor consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of any Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any Obligor.  The Lender may waive or delay enforcing any of its rights without losing them.  Any waiver affects only the specific terms and time period stated in the waiver.  No modification or waiver of any provision of the Notes is effective unless it is in writing and signed by the Person against whom it is being enforced. Without limiting any foregoing waiver, consent or agreement, each Obligor further waives any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

8.16	Time is of the Essence. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

9.	WAIVER OF SPECIAL DAMAGES

.  THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

10.	JURY WAIVER

.  TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Address(es) for Notices:	Borrower:

1520 E. Pima Street	SkyMall, LLC
Phoenix, AZ 85034-4639

Attn: Scott Wiley	By: /s/ Scott Wiley

Scott Wiley CFO
Printed Name Title

Date Signed: September 18, 2013

Address for Notices:	Lender:

2525 E. Camelback Road, Suite 850	SMXE Lending, LLC
Phoenix, AZ 85016

Attn: Tina Rhodes-Hall	By: /s/ Tina Rhodes-Hall

Tina Rhodes-Hall Authorized Representative
Printed Name Title

Date Signed: September 18, 2013